UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2019

SPERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into Material Definitive Agreement.

On December 16, 2019, Spero Therapeutics, Inc. (the “Company”) entered into a second amendment (the “Second Amendment”) to the lease agreement with respect to its corporate headquarters located at 675 Massachusetts Avenue, Cambridge, Massachusetts. The Second Amendment makes certain changes to the original lease agreement, dated August 24, 2015 (the “Original Lease”), as amended by the first amendment to the Original Lease, dated January 17, 2018 (the “First Amendment”) (collectively, the “Lease”), by and between the Company and U.S. REIF Central Plaza Massachusetts, LLC (the “Landlord”). The changes provided for by the Second Amendment include (i) the addition of approximately 7,800 square feet of office space in the same building (the “Expansion Premises”) and (ii) an extension of the expiration date of the Lease for an additional period commencing on January 1, 2026 and expiring on May 31, 2027 (the “Lease Term”) so as to run and expire coterminous with the term of the Expansion Premises.

Under the Second Amendment, the Company’s option rights under the First Amendment shall remain in place, which consists of two consecutive options to extend the Lease Term for an additional period of five years (the “Option Terms”), subject to certain conditions and upon notice to the Landlord. The Second Amendment provides for annual base rent for the Expansion Premises of approximately $585,000 in the first year of the Lease Term, which increases on an annual basis to approximately $658,805 in the final year of the Lease Term, and annual base rent during the Option Terms to be calculated based on the Landlord’s good faith determination of 100% of the fair market rate for such Option Terms. The Company is also obligated to pay the Landlord certain costs, taxes and operating expenses, subject to certain exclusions.

The foregoing description is a summary of certain material terms of the Second Amendment and is qualified in its entirety by the text of the Second Amendment, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)    Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit 99.1	Second Amendment to Lease Agreement, dated December 16, 2019, by and between the Company and U.S. REIF Central Plaza Massachusetts, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPERO THERAPEUTICS, INC.

Date: December 19, 2019	By:	/s/ Stephen DiPalma
Stephen DiPalma
Interim Chief Financial Officer and Treasurer